Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, April 24, 2019

Retail Opportunity Investments Corp. Reports
2019 First Quarter Results
San Diego, CA, April 24, 2019 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2019.
HIGHLIGHTS
▪ $13.3 million of net income attributable to common stockholders ($0.12 per diluted share)
▪ $36.7 million of Funds From Operations (FFO)(1) ($0.29 per diluted share)
▪ 97.8% portfolio lease rate at March 31, 2019 (19th consecutive quarter at or above 97%)
▪ 30.7% increase in same-space comparative cash rents on new leases (12.4% on renewals)
▪ 2.9% increase in same-center cash net operating income (1Q‘19 vs. 1Q‘18)
▪ $17.0 million property disposition ($2.6 million gain on sale)
▪ $57.0 million of property dispositions lined up for sale
▪ $0.1970 per share quarterly cash dividend paid
▪ 2019 FFO guidance range reaffirmed ($1.11 - $1.15 per diluted share)
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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Property operations and leasing continue to propel our business forward. We achieved a record-high first quarter portfolio lease rate of 97.8% and a record-high first quarter same-space cash rent increase on new leases of 30.7%. We also achieved a solid 2.9% increase in same-center cash NOI. In terms of strategic initiatives, we are making good progress with disposing of non-core properties. We sold one property during the first quarter and have three more currently lined up for sale, which all together total approximately $74 million. Additionally, with respect to our initial property densification efforts, the entitlement process is moving forward steadily.” Tanz concluded, “With our accomplishments to date, we are off to a solid start in 2019 and firmly on track to achieve our stated objectives for the year.”
FINANCIAL SUMMARY
For the three months ended March 31, 2019, GAAP net income attributable to common stockholders was $13.3 million, or $0.12 per diluted share, as compared to GAAP net income attributable to common stockholders of $10.7 million, or $0.09 per diluted share, for the three months ended March 31, 2018. Included in GAAP net income for the first quarter of 2019 was a $2.6 million gain on sale in connection with a property disposition. FFO for the first quarter of 2019 was $36.7 million, or $0.29 per diluted share, as compared to $37.0 million in FFO, or $0.30 per diluted share for the first quarter of 2018. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At March 31, 2019, ROIC had a total market capitalization of approximately $3.6 billion, including approximately $1.5 billion of principal debt outstanding and an equity market capitalization of approximately $2.1 billion. ROIC’s principal debt outstanding was comprised of $86.6 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $142.0 million outstanding on its unsecured revolving credit facility at March 31, 2019. ROIC’s interest coverage for the first quarter was 3.4 times and 94.6% of its portfolio was unencumbered at March 31, 2019 (based on gross leasable area).
DISPOSITION SUMMARY
During the first quarter of 2019, ROIC sold Vancouver Market Center for $17.0 million, recognizing a $2.6 million gain on sale. Additionally, ROIC currently has agreements to sell three properties, in separate transactions, totaling approximately $57.0 million. The pending transactions are subject to completion of customary due diligence and other closing conditions.
PROPERTY OPERATIONS SUMMARY
At March 31, 2019, ROIC’s portfolio was 97.8% leased. For the first quarter of 2019, same-center net operating income (NOI) was $48.4 million, as compared to $47.1 million in same-center NOI for the first quarter of 2018, representing a 2.9% increase. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
During the first quarter of 2019, ROIC executed 108 leases, totaling 311,657 square feet, including 27 new leases, totaling 72,903 square feet, achieving a 30.7% increase in same-space comparative base rent, and 81 renewed leases, totaling 238,754 square feet, achieving a 12.4% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CASH DIVIDEND
On March 28, 2019, ROIC distributed an $0.1970 per share cash dividend. On April 24, 2019, ROIC’s board of directors declared a cash dividend of $0.1970 per share, payable on June 27, 2019 to stockholders of record on June 13, 2019.
2019 FFO GUIDANCE
ROIC reaffirms its previously disclosed guidance range for GAAP net income and FFO per diluted share.

	Year Ended December 31, 2019 (1)
	Low End	High End
GAAP net income per diluted share	$0.40	$0.44
FFO per diluted share	$1.11	$1.15

Key Assumptions
Acquisitions	$—	$50,000
Dispositions	$50,000	$75,000
Debt retired	$50,000	$25,000

Same-center cash NOI growth (vs. 2018)	2%	3%
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(1) Included in ROIC’s 2019 FFO Guidance is $0.02 to $0.03 per diluted share of projected expenses attributable to: i) additional interest expense in connection with swap agreements (effective as of January 31, 2019), locking-in the interest rate on the company’s $300 million unsecured term loan through its maturity in 2022; and ii) additional general and administrative expenses as a result of the FASB accounting rule change requiring certain costs associated with leasing activities to be expensed rather than capitalized starting in 2019.

ROIC’s management will discuss the company’s guidance and underlying assumptions on its April 25, 2019 conference call.  ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, April 25, 2019 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 3398313. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on April 25, 2019 and will be available until 11:59 p.m. Eastern Time on May 2, 2019. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 3398313. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of March 31, 2019, ROIC owned 90 shopping centers encompassing approximately 10.3 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody’s Investor Services and Standard & Poor’s.  Additional information is available at: www.roireit.net.

When used herein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC’s filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2019 (unaudited)	December 31, 2018
ASSETS
Real Estate Investments:
Land	$890,184	$894,240
Building and improvements	2,262,034	2,266,232
	3,152,218	3,160,472
Less: accumulated depreciation	342,696	329,207
Real Estate Investments, net	2,809,522	2,831,265
Cash and cash equivalents	9,649	6,076
Restricted cash	1,545	1,373
Tenant and other receivables, net	47,744	46,832
Acquired lease intangible assets, net	69,062	72,109
Prepaid expenses	2,958	4,194
Deferred charges, net	32,069	33,857
Other	21,857	7,365
Total assets	$2,994,406	$3,003,071

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,139	$299,076
Credit facility	139,904	153,689
Senior Notes	941,796	941,449
Mortgage notes payable	88,264	88,511
Acquired lease intangible liabilities, net	158,907	166,146
Accounts payable and accrued expenses	27,710	15,488
Tenants’ security deposits	7,101	7,065
Other liabilities	37,636	23,219
Total liabilities	1,700,457	1,694,643

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 114,311,788 and 113,992,837 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	11	11
Additional paid-in capital	1,440,754	1,441,080
Dividends in excess of earnings	(265,565)	(256,438)
Accumulated other comprehensive income	751	3,561
Total Retail Opportunity Investments Corp. stockholders’ equity	1,175,951	1,188,214
Non-controlling interests	117,998	120,214
Total equity	1,293,949	1,308,428
Total liabilities and equity	$2,994,406	$3,003,071

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues
Rental revenue	$75,367	$71,538
Other income	686	2,857
Total revenues	76,053	74,395

Operating expenses
Property operating	11,061	10,478
Property taxes	8,238	7,819
Depreciation and amortization	24,761	25,217
General and administrative expenses	4,276	3,531
Other expense	93	69
Total operating expenses	48,429	47,114

Gain on sale of real estate	2,638	—

Operating income	30,262	27,281
Non-operating expenses
Interest expense and other finance expenses	(15,679)	(15,457)
Net income	14,583	11,824
Net income attributable to non-controlling interests	(1,333)	(1,122)
Net Income Attributable to Retail Opportunity Investments Corp.	$13,250	$10,702

Earnings per share – basic and diluted	$0.12	$0.09

Dividends per common share	$0.1970	$0.1950

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Net income attributable to ROIC	$13,250	$10,702
Plus: Depreciation and amortization	24,761	25,217
Less: Gain on sale of real estate	(2,638)	—
Funds from operations – basic	35,373	35,919
Net income attributable to non-controlling interests	1,333	1,122
Funds from operations – diluted	$36,706	$37,041

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2019	2018	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87
Same-center occupancy	97.8%	97.5%		0.3%

Revenues:
Base rents	$50,512	$48,593	$1,919	3.9%
Percentage rent	84	110	(26)	(23.6)%
Recoveries from tenants	16,857	15,764	1,093	6.9%
Other property income	595	499	96	19.2%
Bad debt (1)	(624)	—	(624)	N/A
Total Revenues	67,424	64,966	2,458	3.8%
Operating Expenses
Property operating expenses	10,943	10,182	761	7.5%
Bad debt (1)	—	79	(79)	N/A
Property taxes	8,042	7,644	398	5.2%
Total Operating Expenses	18,985	17,905	1,080	6.0%
Same-Center Cash Net Operating Income	$48,439	$47,061	$1,378	2.9%

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(1)
In connection with the adoption of the lease accounting standard ASU No. 2016-2, effective January 1, 2019, bad debt is now classified as an offset to revenue instead of being included in operating expenses.

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
GAAP operating income	$30,262	$27,281
Depreciation and amortization	24,761	25,217
General and administrative expenses	4,276	3,531
Other expense	93	69
Gain on sale of real estate	(2,638)	—
Property revenues and other expenses (1)	(7,432)	(5,523)
Total Company cash NOI	49,322	50,575
Non same-center cash NOI	(883)	(3,514)
Same-center cash NOI	$48,439	$47,061

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(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Carol Merriman, Investor Relations
858-255-7426
cmerriman@roireit.net